Exhibit 10.2
Schedule of Certain Officers Who Are
Parties to Employment Agreements
Thomas W. Swidarski
Kevin J. Krakora
Michael J. Hillock
David Bucci
James L. M. Chen
John M. Crowther
Warren W. Dettinger
Michael R. Moore
Dennis M. Moriarty
William E. Rosenberg
Sheila M. Rutt
Robert J. Warren
Jack E. Finefrock